EXHIBIT 10.48
SALE AGREEMENT
     THIS AGREEMENT made by and between 413294 ALBERTA LTD., herein represented by ROBERT N. MARTIN, its duly authorized President, hereinafter referred to as “SELLER,” and DAYBREAK OIL AND GAS, INC., a Washington Corporation, herein represented by Thomas C. Kilbourne, its duly authorized Treasurer, hereinafter referred to as “PURCHASER,”
WITNESSETH:
     WHEREAS, SELLER owns a one-third (1/3) interest in the 2% leasehold of 413294 Alberta, Ltd., and Tempest Energy, Inc. for certain leasehold estates and personal property identified and set forth in that certain Chicago Mill Prospect Operating Agreement dated October 24, 2005, described with particularity on Exhibit “A,” by this reference incorporated herein; and
     WHEREAS, both SELLER and PURCHASER participated in the drilling of two wells known as the Tensas Farms et al F-3 and B-l wells, and the F-3 well has been completed as a commercial producers; and
     WHEREAS, SELLER now wishes to sell and PURCHASER wishes to purchase all of SELLER’S right, title and interest in and to the aforementioned leasehold estate and rights under the above-referenced Operating Agreement, along with SELLER’S interest in all the referred to wells, together with all related surface equipment, storage and pipeline gathering facilities as described on Exhibit “B” by this reference incorporated herein.
     THEREFORE, know all men by these presents that SELLER does hereby sell, convey and assign unto PURCHASER any and all right, title and interest owned by SELLER in certain leasehold estates and identified and set forth under that certain Operating Agreement dated October 24, 2005, and further described on Exhibit “A”, together with all of SELLER’S interest in and to the Tensas Farms at al F-3 and B-1 wells and all related surface equipment, storage and pipeline gathering facilities described on Exhibit “B”.
     1. The purchase price which PURCHASER shall pay to SELLER shall be $12,315.00 in cash.
     2. SELLER does represent, covenant and warranty to PURCHASER that it is in compliance with the terms and conditions of and has made all payments required under the Chicago Mill Operating Agreement dated October 24, 2005, and which agreement is applicable to the mineral leasehold estates assigned herein.
     3. The effective date of this sale and assignment shall be September 7, 2007. It being understood by and between the parties herein that PURCHASER shall be entitled to any and all proceeds of SELLER’S share of all production from the Tensas River Farms F-3 well from first production.

EXHIBIT 10.48
     4. For purposes of this agreement, it is understood that the purchase price shall be allocated as follows:

Equipment (in place relative to the F-3, B-1wells)	$55.00

Mineral Leasehold interest	$12,260.00

TOTAL	$12,315.00
     5. By and through the execution of this agreement, both SELLER and PURCHASER agree to execute any required production assignment(s) (which shall be recorded in Tensas Parish, Louisiana) in a manner which will set forth PURCHASER as the owner of the equitable interest of SELLER in said properties. Furthermore, the execution of this agreement by SELLER and PURCHASER shall also be considered as authority to consider PURCHASER as the owner of SELLER’S interest in the mineral leasehold interest referenced on Exhibit “A,” and that any and all subsequent AFE’s or other documentation prepared with regard to lease maintenance and/or further exploration and development shall be directed to PURCHASER in the place and stead of SELLER.
     6. The directors of PURCHASER have met and have unanimously adopted the resolution approving this Agreement, authorizing its execution, and directing the officers to fulfill the corporation’s obligations hereunder.
     7. As a material inducement to cause the PURCHASER to enter into this Agreement, the SELLER hereby represents and warrants to the PURCHASER herein that the following statements are true and correct on the date hereof, and will be true and correct on the closing date as though made on such date.
     a. Good Title. PURCHASER is the owner of all right, title and interest of certain leasehold estates under the above-referenced Operating Agreement dated October 24, 2005, free and clear of all liens, claims or encumbrances, and subject to no contracts or agreements and it has the right to sell and assign said interest to the Purchaser.
     b. Disclosure. Neither this Agreement nor the Exhibits annexed contain any untrue statement of any material fact or omit to state any material fact required to be stated or necessary in order to make the statements made with respect to SELLER not misleading.
     c. Prior Agreements. SELLER warrants that there are no prior enforceable agreements, either written or oral by and between the SELLER and any other third party in contravention of this Agreement.

EXHIBIT 10.48
     8. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein, which alone fully and completely express their agreement, and the same is entered into after full investigation, neither party relying on any statement or representation, not embodied in this agreement, made by the other. This agreement may not be modified or terminated orally and no modification, termination, or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.
     9. The provisions of this agreement shall be interpreted and enforced in accordance with the laws of the State of Washington, and venue shall lie in Spokane County. If a court of competent jurisdiction rules invalid or unenforceable any provisions of this agreement, the remainder shall nevertheless be given full force and effect. The captions are for convenience and reference only, and they shall not define, limit or construe the contents of any provision. Except where the context indicates otherwise, words in the singular number shall include the plural, and vice versa, and words in the masculine, feminine, or neuter gender shall include each other gender as well.
     10. This agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representative, successors and assigns.
     11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.
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EXHIBIT 10.48
     THUS DONE by ROBERT N. MARTIN, President 413294 ALBERTA, LTD., in the presence of the undersigned competent witnesses, and me, a Notary Public duly commissioned and qualified in and for
Madison Parish, Louisiana, on this 12 day of September, 2007.

BY:	/s/ Robert N. Martin

ROBERT N. MARTIN, President

/s/ Julia J. Hutton

NOTARY PUBLIC

Printed Name Julia J. Hutton
Notary / Bar Roll No. 053108
     THUS DONE AND PASSED by DAYBREAK OIL AND GAS, INC., in the presence of the undersigned competent witnesses, and me, a Notary Public duly commissioned and qualified in and for Spokane County, State of Washington, on this 7th day of September, 2007.

DAYBREAK OIL AND GAS, INC.

BY:	/s/ Thomas C. Kilbourne

Thomas C. Kilbourne, Treasurer

/s/ Kara L. Lee

NOTARY PUBLIC

Printed Name Kara L. Lee
Notary / Bar Roll No. 128104